SECOND ADDENDUM TO AMENDED AND RESTATED SERVICE CONTRACT

THIS SECOND ADDENDUM is entered into on this 21st day of September, 2006, and is retroactively effective as of April 6, 2006 (the “Effective Date”), the date that the Amended and Restated Service Contract (the “Agreement”) was entered into,

BETWEEN:

PUBLIC COMPANY MANAGEMENT CORP. (“PCMC”), for itself and on behalf of its wholly-owned subsidiaries, GOPUBLICTODAY.COM, INC. (“GPT”) and PUBLIC COMPANY MANAGEMENT SERVICES, INC. (“PCMS”), all Nevada corporations with offices located at 5770 El Camino Road, Las Vegas, Nevada 89118;

AND:

PRO TRAVEL NETWORK, INC., a Nevada corporation with an office located at 516 West Shaw Avenue, Suite 103, Fresno, California 93704; (“Client”);

The Client, PCMC, GPT and PCMS are collectively referred to herein as the “Parties” and each as a “Party”.

WHEREAS, the Agreement, as modified by that certain Addendum to Amended and Restated Service Contract dated June 8, 2006 (the “Addendum”), include provisions regarding “Compliance” (as described in Section 1 of the Agreement) to be provided by PCMS to Client;

WHEREAS, the Parties have agreed that PCMS will not provide Compliance to Client under the Agreement, as modified, or otherwise and the Client will not pay PCMS, GPT, PCMC or any other entity controlled by or under common control with PCMS, GPT or PCMC for Compliance;

WHEREAS, the purpose of this Second Addendum is to terminate the rights and obligations regarding Compliance arising under the Agreement, as modified;

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein and in the Agreement, as modified, the receipt and sufficiency of which are acknowledged by each Party, and in reliance upon the representations and warranties contained in the Agreement, as modified, the Parties hereto agree as follows:

Section 1. The Parties hereby agree that neither PCMS, GPT, PCMC, any person controlling nor any entity controlled by or under common control with PCMS, GPT or PCMC shall provide Compliance to Client and Client shall not make any payments to the same for Compliance whether or not any Compliance has been provided;

Section 2. The Parties hereby agree that the bullet point and language in Section 1 of the Agreement, as modified, regarding Compliance shall be removed. Prior to such removal, the language read as follows:

•
Compliance. PCMS will provide advice and consultation relating to compliance with Section 13, Section 14, Section 15 and Section 16 of the Securities Exchange Act of 1934. Client authorizes PCMS to identify independent professional service providers such as lawyers, accountants, broker/dealers, and underwriters to prepare corporate documentation and periodic reports, provide advice and representation of Client, and otherwise represent and assist Client in such compliance activity.

Section 3. The parties hereby agree that the language in Section 4 of the Agreement, as modified, shall be replaced with the phrase “Not Applicable.”

Section 4. The Parties hereby agree that any rights and obligations regarding Compliance arising under the Agreement, as modified, are terminated.

Section 5. The Agreement, as modified, and this Second Addendum represent the entire understanding and agreement between the parties with respect to the subject matter thereof and hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to the Agreement, as modified, and this Second Addendum signed by the Parties thereto and hereto.

Section 6. This Second Addendum shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Client shall not assign its rights or delegate its duties under any term or condition set forth in this Second Addendum without the prior written consent of PCMS, GPT and PCMC.

Section 7. In the event an arbitration, mediation, suit or action is brought by any party under this Second Addendum or the Agreement, as modified by the Addendum and this Second Addendum, to enforce any of their terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

Section 8. If any provision of this Second Addendum is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Second Addendum and the Agreement, as modified by the Addendum and this Second Addendum, shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Second Addendum and the Agreement, as modified by the Addendum and this Second Addendum, a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

Section 9. This Second Addendum shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

Section 10. This Second Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Second Addendum may be executed by telecopied signatures with the same effect as original signatures.

IN WITNESS WHEREOF, the undersigned have caused this Second Addendum to be duly executed as of the date first above written.

Public Company Management Corporation

By: /s/ Stephen Brock
Stephen Brock, President

GoPublicToday.com, Inc.

By: /s/ Stephen Brock
Stephen Brock, President

Public Company Management Services, Inc.

By: /s/ Stephen Brock
Stephen Brock, President

Pro Travel Network, Inc.

By: /s/ Paul Henderson
Paul Henderson, President